Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 30, 2025, between PDS Biotechnology Corporation, a Delaware corporation (the “Company”), each buyer identified on the signature pages hereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”), and JGB Collateral LLC, a Delaware limited liability company, as Collateral Agent.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Buyer, and each Buyer, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Buyer agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions . In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning assigned to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Buyer Party” shall have the meaning assigned to such term in Section 4.9.

“Closing” means the closing of the purchase and sale of the Debentures pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents referred to in Section 2.2 have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Buyers’ obligations to pay the Subscription Amount, and (ii) the Company’s obligations to deliver the Debentures have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” shall have the meaning assigned to such term in Section 4.13.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00033 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means DLA Piper LLP (US).

“Conversion Shares” means the Common Stock issued or issuable pursuant to the Debentures.

“Current Subsidiary” means any Person in which the Company on the date of this Agreement, directly or indirectly, (i) owns any of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

“Debentures” means the Senior Secured Convertible Debentures, issued by the Company to the Buyers hereunder in accordance with the terms hereof.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“Effective Date” means the earliest of the date that (a) the initial Resale Registration Statement has been declared effective by the Commission, (b) all of the Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Securities is not an Affiliate of the Company or (d) all of the Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Evaluation Date” shall have the meaning assigned to such term in Section 3.1(w).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form 8-K” shall have the meaning assigned to such term in Section 4.6.

“GAAP” means the accounting principles generally accepted in the United States, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a consistent basis during the periods involved.

“Governmental Authority” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Guarantor” means each Current Subsidiary and New Subsidiary of the Company.

“Haynes and Boone” means Haynes and Boone, LLP, with offices located at 30 Rockefeller Plaza, 26th Floor, New York, NY 10112.

“Healthcare Laws” shall have the meaning assigned to such term in Section 3.1(q).

“Indebtedness” shall have the meaning assigned to such term in the Debenture.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.1(n).

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated the date hereof, among the Company, each Subsidiary, the Collateral Agent and the Buyers.

“IT Systems and Data” shall have the meaning assigned to such term in Section 3.1(z).

“Lien” shall have the meaning assigned to such term in the Debenture.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning assigned to such term in Section 5.16.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 3.1(w).

“New Subsidiary” means, as of any date of determination, any Person in which the Company after the date of this Agreement, directly or indirectly, (i) owns or acquires any of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

“NOLs” shall have the meaning assigned to such term in Section 3.1(t).

“OFAC” shall have the meaning assigned to such term in Section 3.1(w).

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority.

“Permitted Liens” shall have the meaning assigned to such term in the Debentures.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to each Buyer, the amounts set forth below such Buyer’s signature block on the signature pages hereto next to the heading “Principal Amount” of Debentures purchased by such Buyer, which shall equal $22,222,222 in the aggregate.

“Principal Market” means the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Buyers, with respect to the registration of the Underlying Shares for resale by the Buyers.

“Required Approvals” shall have the meaning assigned to such term in Section 3.1(e).

“Required Holders” means (i) prior to the Closing Date, each Buyer entitled to purchase Debentures at the Closing and (ii) after the Closing Date, holders of a majority of the Securities outstanding as of such time (excluding any Securities held by the Company or any of its Subsidiaries as of such time).  Notwithstanding anything to the contrary set forth in the Transaction Documents, so long as JGB Partners LP owns Debentures, such holders of the majority of the Securities outstanding must include JGB Partners LP.

“Resale Registration Statement” means a resale registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Buyer as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning assigned to such term in Section 3.1(h).

“Securities” means  the Debentures, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company, each Subsidiary, the Collateral Agent and the Buyers.

“Security Documents” means the Security Agreement, the Intellectual Property Security Agreement, the Account Control Agreement and such other security agreements, security deeds, fixed and floating charges, debentures and other security instruments that Collateral Agent reasonable requires to obtain a perfected, first priority security interest in substantially all of the assets and property of the Company and its Subsidiaries.

“Subscription Amount” means, as to each Buyer, the aggregate amount to be paid for the Warrants and Debentures purchased hereunder as specified below such Buyer’s name on the signature page of this Agreement and next to the heading “Subscription Amount” in immediately available funds. The aggregate “Subscription Amount” shall be $20,000,000.00.

“Subsidiaries” and “Subsidiary” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

“Subsidiary Guarantee” means a guarantee, dated the date hereof, executed by each Guarantor.

“Trading Day” shall have the meaning assigned such term in the Debentures.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Security Agreement, the Intellectual Property Security Agreement, the Subsidiary Guarantee, the Registration Rights Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed by the Company or any Guarantor in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare.

“Underlying Shares” means the Warrant Shares and the Conversion Shares.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Buyers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1          Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Buyers, severally and not jointly, agree to purchase from the Company: (i) the Debentures in the aggregate principal amount of twenty million, two hundred and twenty two thousand dollars ($22,222,222.00) and (ii) the Warrants to purchase up to an aggregate 1,000,000 shares of Common Stock.  Each Buyer shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Buyer’s Subscription Amount as set forth on the signature page hereto executed by such Buyer, and the Company shall deliver to each Buyer its respective Warrants and Debentures, and the Company and each Buyer shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Haynes and Boone or such other location as the parties shall mutually agree.

2.2          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Buyer the following:

(i)           this Agreement and each other Transaction Document, duly executed by the Company or the Guarantors, as applicable;

(ii)          a copy of a resolution of the board of directors of the Company:

1.           approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute those Transaction Documents;

2.            authorizing a specified person or persons to execute those Transaction Documents on its behalf; and

3.           authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with those Transaction Documents;

(iii)        a legal opinions of Company Counsel, in form and substance reasonably acceptable to such Buyer;

(iv)        [reserved];

(v)        a “wet ink” Debenture with a principal amount equal to such Buyer’s Principal Amount, registered in the name of such Buyer;

(vi)         the Subsidiary Guarantee duly executed by each Guarantor; and

(vii)       a Warrant issued in the name of such Buyer to purchase up to a number of shares of Common Stock equal to such Buyer’s pro rata share of 1,000,000 Warrant Shares, which is equal to such Buyer’s Subscription Amount divided by the aggregate Subscription Amount (rounded down to the nearest whole share), with an exercise price equal to $2.52  per share, subject to adjustment therein.

(b)         On or prior to the Closing Date, each Buyer shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Buyer;

(ii)         the Security Agreement and the Intellectual Property Security Agreement duly executed by the Collateral Agent and such Buyer; and

(iii)        such Buyer’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3          Closing Conditions.

(a)         The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects on the Closing Date of the representations and warranties of the Buyers contained herein (except to the extent expressly made as of a specific date, in which case they shall be accurate in all material respects as of such date);

(ii)        all obligations, covenants and agreements of each Buyer required to be performed at or prior to the Closing Date shall have been performed; and

(iii)         the delivery by each Buyer of the items set forth in Section 2.2(b).

(b)         The respective obligations of the Buyers hereunder in connection with the Closing are subject to the following conditions being met or waived in the Buyers’ sole and absolute discretion:

(i)         the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein, provided that, the representations and warranties of the Company that are qualified by materiality or Material Adverse Effect shall be accurate in all respects when made and on the Closing Date, in both cases except to the extent expressly made as of a specific date, in which case they shall be accurate in all material respects or all respects, as applicable, as of such date;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a);

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)         there shall have been no event or circumstance that would constitute an “Event of Default” under the Debentures or that would with passage of time, the giving of notice or both become an “Event of Default” under the Debentures;

(vi)       the Company shall have delivered a certificate, executed on behalf of the Company, by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors or equivalent governing body of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Company’s certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company;

(vii)       the Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.3(b); and

(viii)      from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended or halted by the Principal Market or the Commission (nor shall such suspension or halt be threatened by the Principal Market or the Commission, including but not limited, receipt by the Company of any notice of non-compliance with maintenance requirements by the Principal Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein, and to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Buyers:

(a)        Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, options or warrants, and all of the issued and outstanding share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  Each Subsidiary that is not a Guarantor would not be deemed a “Significant Subsidiary” within the meaning of Section 1-02 of Regulation S-X.

(b)        Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further authorization, approval or action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)         No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict in all material respects with or violate any provision of the Company’s or any Subsidiary’s, certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority or Principal Market, to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)         Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other Governmental Authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) application to the Principal Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (ii) such filings as are required to be made under applicable state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (collectively, the “Required Approvals”). The Company is not aware of any circumstances that given the passage of time would result in the Company not being able to get the Required Approvals and has no knowledge of any violation of the requirements of the Principal Market that would result in a delisting or suspension of the Common Stock in the foreseeable future.

(f)         Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued free and clear of all Liens, preemptive or similar rights, defects, claims, charges, taxes and rights of first refusal.  As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon conversion of the Debentures or the exercise in full of the Warrants (without taking into account any limitations on the conversion of the Debentures set forth therein).

(g)        Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g) of the Disclosure Schedule. The Company has not issued any share capital since its most recently filed periodic report under the Exchange Act, other than as set forth on Schedule 3.1(g) of the Disclosure Schedule pursuant to the exercise of employee share options under the Company’s stock incentive plans, the issuance of Common Stock to employees or consultants pursuant to the Company’s stock incentive plans and pursuant to the conversion and/or exercise Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) of the Disclosure Schedule or in the Transactions Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g) of the Disclosure Schedule or in the Transaction Documents, the issuance and sale of the Securities will not obligate the Company to issue Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in Schedule 3.1(g) of the Disclosure Schedule, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary.  There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  All of the outstanding shares of share capital of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable foreign, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)         SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)        Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business, and (iii) the Company has not altered its method of accounting. The Company does not have pending before the Commission any request for confidential treatment of information. To the knowledge of the Company, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation of any nature pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, the Principal Market, governmental or administrative agency, regulatory authority or self-regulatory organization (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would, have or reasonably be expected to result in a Material Adverse Effect. None of the Company, any Subsidiary, or any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by a Governmental Authority involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)         Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any applicable judgment, decree or order of any court, arbitrator, Principal Market, governmental or administrative agency, regulatory authority, self-regulatory organization (federal, state, county, local or foreign) or other Governmental Authority, or (iii) is or has been in violation of any applicable statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all applicable foreign, federal, state and local laws relating to taxes, bribery and corruption, occupational health and safety, product quality and safety, employment and labor matters, employee benefits and laws related to the protection of the environment, except, in each case of clauses (i), (ii) and (iii), as could not reasonably be expected, individually or in the aggregate, to, have a Material Adverse Effect.

(l)          Regulatory Permits. The Company and the Subsidiaries possess all Permits necessary to conduct their respective businesses, except where the failure to possess such Permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

(m)        Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except as would not have or reasonably be expected to result in a Material Adverse Effect.

(n)      Intellectual Property. Schedule 3.1(n) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, in each case owned by the Company and all licenses of intellectual property in which the Company or a Subsidiary is a licensee or sublicensee.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights which are necessary or required for use in connection with their respective businesses and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For clarification, pursuant to the Intellectual Property Security Agreement, the Company grants to the Buyers a first priority security interest in the Intellectual Property Rights set forth on Schedule 3.1(n) of the Disclosure Schedule.

(o)         Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in an amount of at least $10,000,000, and there are no pending or threatened claims against such directors’ and officers’ insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p)         Certain Fees. Except as set forth on Schedule 3.1(p) of the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Buyers shall have no obligation with respect to any claims made by or on behalf of other Persons for fees payable by the Company or any Subsidiary of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(q)        Compliance with Healthcare Laws. The Company and, to the Company’s knowledge, its directors, employees and agents (while acting in such capacity) are and in the past three (3) year have been in material compliance with, all health care laws applicable to the Company, or any of its products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a 7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a 7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a 7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a 7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. Section 263a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on manufacturing, development, testing, labeling, advertising, marketing, promotion, distribution, reporting, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”).  The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the U.S. Food and Drug Administration, the European Medicines Agency, the Australian Department of Health Therapeutic Goods Administration, Health Canada, the U.S. Federal Trade Commission, the U.S. Drug Enforcement Administration, U.S. Centers for Medicare & Medicaid Services, U.S. Department of Health and Human Services’ Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as could not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws.

(r)        Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Buyers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not materially misleading. The press releases disseminated by the Company since January 1, 2024, taken as a whole with the SEC Reports, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not materially misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(s)         Solvency; Seniority. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s tangible assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for administration, judicial management, reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(s) of the Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. As of the Closing Date, (1) no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, and (2) no Indebtedness or other claim against any Subsidiary is senior to such Subsidiary’s obligations under the Subsidiary Guarantee in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(t)         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company is not and has never been a United States real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon Buyer’s reasonable request at any time. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby, and the transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(u)        Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Buyers’ purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(v)        Acknowledgment Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that, except as expressly set forth in Section 4.7, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Form 8-K (x) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to the Debentures are being determined and (y) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the Transaction Documents.

(w)        Office of Foreign Assets Control; Money Laundering. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) or the equivalent law of any foreign jurisdiction. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1977, as amended, applicable money laundering statutes and applicable rules and regulations thereunder or the equivalent law of any foreign jurisdiction (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(x)        Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Company and the Subsidiaries are in compliance in all material respects with any applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in the SEC Reports, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(y)         Listing and Maintenance Requirements. The Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, as of the date hereof, in compliance with all such listing and maintenance requirements.  The Common Stock is currently eligible for electronic transfer through the Depository Trust Company and the Company is current in payment of the fees to the Depository Trust Company in connection with such electronic transfer.

(z)       Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(aa)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(bb)     No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(cc)       No-Off Balance Sheet Arrangements. There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or liabilities of the Company or any Subsidiary.

(dd)       No Manipulation of Price. Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any of its or its Subsidiaries’ employees, directors or shareholders, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company.

(ee)     Certain Matters related to Management. No member of the Company’s management (a) has had a petition under the federal bankruptcy laws or any state insolvency laws filed by or against them, or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of (i) them, (ii) any partnership in which they were a general partner at, or within two years before, the time of such filing or (iii) any company or business association of which they were an executive officer at, or within two years before, the time of such filing; (b) been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and driving a vehicle under the influence of alcohol or drugs offenses; (c) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining or limiting them from any activity in connection with the purchase or sale of any security or commodity; (d) been found by a court in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or (e) been found by a court in a civil action or by the CFTC to have violated any federal commodities law, and the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated.

(ff)       ERISA. All of the Company’s stock incentive plans is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state laws.

(gg)       Registration Rights.  No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(hh)       No Integrated Offering. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ii)        Private Placement.  Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby.

(jj)        No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Buyers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(kk)      No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ll)        Other Covered Persons.  The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(mm)   Notice of Disqualification Events.  The Company will notify the Buyers  in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

3.2        Representations and Warranties of the Buyers.  Each Buyer, for itself and for no other Buyer, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date to the Company as follows (except to the extent expressly made as of a specific date therein, in which case they shall be accurate as of such date):

(a)          Organization; Authority.  Such Buyer is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Buyer of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Buyer. Each Transaction Document to which it is a party has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Own Account.  Such Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Buyer Status.  At the time such Buyer was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d)        General Solicitation.  Such Buyer is not, to such Buyer’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Buyer, any other general solicitation or general advertisement.

(e)        Acknowledgement.  Such Buyer acknowledges and agrees that neither the Company nor any Subsidiary makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

(f)         Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including short sales (within the meaning of Regulation SHO), of the securities of the Company during the period commencing as of the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Buyers acknowledge and agree that neither the Company nor any Subsidiary makes or has made any representations or warranties with respect to the transactions contemplated hereby other than such representations and warranties.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Legends.

(a)          Intentionally Omitted.

(b)         The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Buyer under this Agreement and the Registration Rights Agreement.

(c)        The Buyers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Buyer may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Buyer may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Buyer’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(d)         Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(c) hereof): (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Provided one or more of the preceding conditions are met, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Buyer promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Buyer, respectively.  If all or any portion of a Debenture is converted or any portion of the Warrants are exercised when there is an effective registration statement (including the Resale Registration Statement)to cover the resale of the Securities issuable upon such conversion or exercise, as applicable, or if such Securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, then, in each case, such Securities shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(d), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Buyer to the Company or the Transfer Agent of a certificate representing Securities, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Buyer by crediting the account of the Buyer’s prime broker with the Depository Trust Company System as directed by such Buyer. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Securities, as applicable, issued with a restrictive legend.

(e)         In addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, if the Company fails to (a) issue and deliver (or cause to be delivered) to a Buyer by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Buyer anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Securities (or in the case of the Debentures the number of shares of Common Stock issuable upon conversion thereof) that the Company was required to deliver to such Buyer by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Securities (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(f)        Each Buyer, severally and not jointly with the other Buyers, agrees with the Company that such Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Resale Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2         Reservation of Shares. So long as any Debentures remain outstanding, the Company shall at all times reserve at least the Required Reserve Amount (as defined in the Debentures).

4.3          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4         Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Buyer and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.5         Exercise and Conversion Procedures . Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures sets forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert or redeem the Debentures. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any such notice be required in order to exercise the Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Debentures.  The Company shall honor the exercises of the Warrants and conversions of the Debentures and shall deliver the Underlying Shares in accordance with its terms, conditions and time periods set forth therein.

4.6         Securities Laws Disclosure; Publicity. The Company shall by not later than 8:30 a.m. (local time in New York, New York) on May 2, 2025, file a Current Report on Form 8-K, including copies of the Transaction Documents (or the forms thereof) as exhibits thereto, with the Commission (the “Form 8-K”).  Upon the filing of the Form 8-K, the Company represents to the Buyers that it shall have publicly disclosed all “material, non-public information” delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Buyers shall consult with each other in issuing any other public announcements or press releases with respect to the transactions contemplated hereby, and neither the Company nor the Buyers shall issue any such public announcement or press release nor otherwise make any such public statement or communication without the prior consent of the Company, with respect to any disclosure of the Buyers, or without the prior consent of the Required Holders, with respect to any disclosure of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, then the disclosing party shall, to the extent lawful and practicable (having regard to time and in the case of the Company, the Company’s continuous disclosure obligations), promptly provide the other party with prior notice of such public announcement, press release, public statement or communication.

4.7          Disclosure of Material Information; No Obligation of Confidentiality.

(a)       Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf including any officer, director, employee or agent of the Company or the Subsidiaries, has provided prior to the date hereof or will in the future provide any Buyer or its agents or counsel with any information that the Company believes constitutes material non-public information unless prior thereto such Buyer shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall, unless otherwise agreed by the Required Holders, publicly disclose any “material, non-public information” in a Current Report on Form 8-K filed with the Commission within four (4) Business Days following the date that it discloses such information to any Buyer or such earlier time as may be required by applicable law.. From and after the filing of any such Current Report on Form 8-K pursuant to this Section 4.7(a), no Buyer shall be deemed to be in possession of any material, nonpublic information regarding the Company existing as of the time of such filing. If the Company fails to file a Current Report on Form 8-K within the time required in this Section 4.7(a), each affected Buyer may, in its sole discretion, make a public disclosure of such information that it believes in its sole discretion constitutes material, non-public information of the Company, without Company or its personnel’s permission. Except as required by law, the Company shall not, without the prior written consent of the relevant Buyer, disclose such Buyer’s name in the Current Report on Form 8-K, or other disclosure, made pursuant to this Section 4.7(a).

(b)         Except pursuant to any confidentiality agreement entered into by a Buyer as described in Section 4.7(a), no Buyer shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company disclosed to such Buyer in breach of Section 4.7(a) (whether or not the Company files a Current Report on Form 8-K as provided above), (ii) the fact that any Buyer has exercised any of its rights and/or remedies under the Transaction Documents, or (iii) any information obtained by any Buyer as a result of exercising any of its rights and/or remedies under the Transaction Documents. In addition, no Buyer shall be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if such Buyer engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales or any “derivative” transactions while in possession of such non-public information.

4.8          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes, repayment of Indebtedness and transaction expenses and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, or (b) in violation of the Foreign Corrupt Practices Act of 1970, as amended or the equivalent law of any foreign jurisdiction, as applicable, or OFAC regulations or the equivalent law of any foreign jurisdiction, as applicable,.

4.9          Indemnification of Buyers.  Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Buyer and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Buyer Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, awards, orders, penalties and expenses, including all judgments, amounts paid in settlements, court costs, interest and attorneys’ fees and costs of investigation that any such Buyer Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against the Buyer Parties in any capacity, or any of them or their respective Affiliates, by the Company, its employees or directors, or any stockholder or creditor of the Company or any other third party who, in each case, is not an Affiliate of such Buyer Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents.  If any action shall be brought against any Buyer Party in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Buyer Party.  Any Buyer Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Buyer Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel, which shall be the case with respect to any direct claims by the Company.  The Company will not be liable to any Buyer Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is finally judicially determined to be attributable to any Buyer Party’s breach of any of the representations, warranties, covenants or agreements made by such Buyer Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10          [Reserved].

4.11          [Reserved].

4.12          Variable Rate Transactions.  Other than with the prior written consent of JGB Agent, from the date hereof and for so long as the Debentures remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company agrees to or enters into an agreement to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided that the issuance by the Company of shares of Common Stock or Common Stock Equivalents pursuant to (i) an “at the market offering”, and/or (ii) in connection with a Permitted Acquisition, Permitted Disposition and/or Permitted Investment pursuant to which (x) the counterparty in such Permitted Acquisition, Permitted Disposition and/or Permitted Investment, as applicable, is a commercial third-party and not, for the avoidance of doubt, an institutional investor or similar entity, and (y) such issuance of Common Stock or Common Stock Equivalents would not result in such commercial third party owning more than 19.99% of all shares of Common Stock outstanding immediately prior to the consummation of such Permitted Acquisition, Permitted Disposition and/or Permitted Investment, in each case, shall not be deemed a Variable Rate Transaction.  Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.13       Collateral Agent.  Each Buyer hereby (i) appoints JGB Collateral LLC, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or of any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection herewith or with any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Debentures; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(a)        The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Debentures. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to Sections 4.13 (b) and (c) below or as otherwise provided below. If at any time the Collateral Agent does not (together with its affiliates) beneficially own any Debentures, the Required Holders may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents.

(b)       Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 4.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

(c)        If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above.

(d)         In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 4.13 that is not a Buyer or an affiliate of any Buyer (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4.13), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

4.14          Furnishing of Information.

(a)        Until the earlier of the time that (i) no Buyer owns Securities and (ii) the Debentures are no longer outstanding, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)         At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount paid by such Buyer on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Buyers to transfer the Securities pursuant to Rule 144.  The payments to which a Buyer shall be entitled pursuant to this Section 4.14 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the second (2nd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.08333% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Buyer’s right to pursue actual damages for the Public Information Failure, and such Buyer shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

ARTICLE V.
MISCELLANEOUS

5.1          Fees and Expenses. At the Closing, the Company has agreed to reimburse the Buyers for their reasonable and documented legal fees and out-of-pocket expenses after accounting for the deposit in the aggregate amount of $100,000 paid by the Company to the Buyers prior to the Closing Date. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Buyer), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Buyers.

5.2          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall promptly (but in no event later than one (1) Trading Day after delivery of such notice) issue a press release or file a Current Report on Form 8-K disclosing such information.

5.4          Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Required Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. Any Buyer may assign, with written notice to the Company of such assignment, any or all of its rights under this Agreement to any Person to whom such Buyer assigns or transfers any Securities in compliance with the Transaction Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Buyers.”

5.7          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.7.

5.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a PDF format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original thereof.

5.11        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its discretion from time to time upon written notice to the Company, any relevant conversion, redemption or exercise notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion or redemption of a Debenture, the applicable Buyer shall be required to return any Common Stock subject to any such rescinded conversion, redemption or exercise notice concurrently with the return to such Buyer of the aggregate exercise price paid to the Company for such shares and the restoration of such Buyer’s right to acquire such shares pursuant to such Buyer’s Debenture.

5.13        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and receipt of a customary lost Security affidavit and indemnity.

5.14        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents.   Notwithstanding anything to the contrary set forth in the Transaction Documents, without the prior consent of the Required Holders, no Buyer shall commence any action against the Company or any Subsidiary to enforce any provisions of the Transaction Documents and only the Required Holders may initiate any enforcement or rights and remedies against the Company and the Subsidiaries.

5.15        Payment Set Aside; Currency. To the extent that the Company or any Guarantor makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, any Guarantor, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

5.16        Usury. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Buyer with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Buyer to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Buyer’s election.

5.17        Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance or non-performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Buyers.

5.18        Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19        Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.21        WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22        Register. The Company shall maintain at its principal executive offices or with the Company’s transfer agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Debentures in which the Company shall record the name and address of the Person in whose name the Debentures have been issued (including the name and address of each transferee), the amount of Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

5.23        Termination. This Agreement may be terminated by any Buyer, as to such Buyer’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Buyers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PDS BIOTECHNOLOGY CORPORATION	Address for Notice: PDS Biotechnology Corporation 303A College Road East Princeton, NJ 08540

Fax:
By: /s/ Frank Bedu-Addo, Ph.D.	E-mail:
Name: Frank Bedu-Addo, Ph.D.
Title: Chief Executive Officer

With a copy (which shall not constitute notice) to:

[Remainder of Page Intentionally Left Blank;
Signature Page for Buyer Follows]

[JGB- PDS- SPA Signature Page]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer:

Signature of Authorized Signatory of Buyer:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Buyer:

Address for Delivery of Securities to Buyer (if not same as address for notice):

Subscription Amount:

Principal Amount of Debentures:

Warrant Shares:

AGREED AND ACCEPTED:

JGB COLLATERAL LLC

By:	/s/ Brett Cohen
Name: Brett Cohen
Title: President

[JGB- PDS- SPA Signature Page]